UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 1, 2006

UPSTREAM BIOSCIENCES INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-50331

(Commission File Number)

98-0371433

(IRS Employer Identification No.)

c/o Suite 800 – 885 West Georgia Street, Vancouver, British Columbia, Canada, V6C 3H1

(Address of principal executive offices and Zip Code)

604.288.8376

Registrant's telephone number, including area code

Nil

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This current report contains forward-looking statements as that term is defined in section 27A of the United States Securities Act of 1933, as amended, and section 21E of the United States Securities Exchange Act of 1934, as amended. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "intends", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential", or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors" on page 4 of this current report, which may cause our or our industry's actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

As used in this current report and unless otherwise indicated, the terms "we", "us" and "our" refer to Upstream Biosciences Inc., formerly known as Integrated Brand Solutions Inc., and our wholly-owned subsidiary. The term "Upstream Nevada" specifically refers to our company and the term "Upstream Canada" specifically refers to our wholly-owned subsidiary, Upstream Biosciences Inc., a Canadian corporation. Unless otherwise specified, all dollar amounts are expressed in United States dollars and all references to "common shares" refer to the common shares in our capital stock.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Convertible Debenture

On March 1, 2006, effective February 1, 2006, we issued a 5% $1,000,000 convertible debenture to Novar Capital Corp., a Turks and Caicos Islands company. The five-year convertible debenture matures on February 1, 2009. The principal of the convertible debenture is convertible by our company into common shares at a conversion price of $1.00 per share. Novar Capital advanced $500,000 to our company on the execution of the convertible debenture and will advance the remaining $500,000 upon the earlier of: (a) July 31, 2006; or (b) the date that is 10 days after we achieve the first milestone, defined in the convertible debenture as the filing, by our company, of a provisional patent application at the United States patent office which expands the scope of our current provisional patent application regarding the diagnosis of prostrate cancer. The second advance is currently held in escrow with our company's lawyers. Pursuant to the terms of the convertible debenture, our company also issued 400,000 warrants to Novar Capital, each warrant of which entitles the holder to purchase an additional common share of our capital stock for an exercise price of $1.25 per share. The warrants may be exercised until the earlier of: (a) December 31, 2006; or (b) the date which is 30 days after the first milestone and the second milestone are completed by our company. The second milestone is defined in the convertible debenture as the filing, by our company, of two additional provisional patent applications in the United States patent office which claim novel applications of our technology to assist in the diagnosis of two diseases other than prostate cancer. In the event that our company achieves the first and second milestones by December 1, 2006, and if Novar Capital does not exercise all of the warrants by the expiration date set out above, Novar Capital has agreed to forgive $200,000 of the principal owing under the convertible debenture and the convertible debenture will not be collectable or accrue interest effective January 1, 2007.

The entry into and the closing of the convertible debenture occurred contemporaneously with the closing of the amended share exchange agreement described under item 2.01 of this current report. A copy of the convertible debenture is attached to this current report as exhibit 10.8.

Employment Agreements

On March 1, 2006, we entered into employment agreements with Joel Bellenson as Chief Executive Officer of our company and Dexster Smith as President of our company. Pursuant to the terms of the employment agreements, our company agreed to pay Mr. Bellenson and Mr. Smith a base salary of $85,000. If our company files a provisional patent application on the application of our DNA biomarkers to enhance the accuracy of existing prostate cancer diagnostic tests, our company is required to increase the salaries of the respective individuals to $120,000. Our company is also required to increase the respective salaries to $150,000 if our company files provisional patent applications for DNA biomarkers for two additional diseases. Our company has also agreed to pay a bonus of $25,000 upon the filing of a provisional patent application on the same terms set out above and a further bonus of $25,000 upon the filing of provisional patent applications for DNA biomarkers for two additional diseases.

In addition to cash compensation, the employment agreements contemplate the issuance of up to 400,000 options, each option of which entitles the holder to purchase an additional common share at an exercise price to be determined at the time of grant. The options vest as follows:

(1)	150,000 on February 28, 2007;
(2)	150,000 on February 28, 2008; and

(3)	100,000 on February 28, 2009.

If the employment agreements are terminated for any reason, our company is required to pay the officer a $150,000 retiring allowance within 30 days of receiving notification of the termination. If either Mr. Bellenson or Mr. Smith terminate the employment agreement for any reason with 14 days notice, our company is required to pay all accrued salary, bonuses and benefits to the respective employee. Our company may terminate either agreement for cause on receipt of written notice to the employee, and without cause on 90 days written notice to the employee. Under such circumstances, our company is required to pay all accrued salary, bonuses and benefits to the terminated employee.

Mr. Bellenson's and Mr. Smith's employment agreements are attached to this current report as exhibits 10.13 and 10.14 respectively.

Consulting Agreement

On February 13, 2006, our company entered into an amendment agreement to a consulting agreement dated February 7, 2006 with Upstream Canada and TCF Ventures Corp. Pursuant to the terms of the consulting agreement, as amended, TCF Ventures agreed to provide our company with financial advisory services in consideration for cash and stock compensation. Our company has agreed to pay TCF Ventures CDN$5,000 per month subject to adjustment as set out in the consulting agreement and the issuance by our company of: (i) 300,000 common shares as a signing bonus; (ii) 200,000 common shares as an additional signing bonus, to be held in escrow and released to TCF Ventures upon the successful closing of a financing as set out in the consulting agreement; and (iii) 400,000 options to acquire additional common shares that may be exercised for a period of ten years until March 1, 2006 at an exercise price of $0.80 per share. In accordance with the terms of the consulting agreement, 25% of the options vested upon the execution of the consulting agreement and 25% of the options will vest on February 7, 2007, 2008 and 2009.

Unless extended by written consent amongst the parties, the term of the consulting agreement is for 36 months. Any party to the consulting agreement may terminate the agreement at any time. If we terminate the agreement, we are required to pay any fees accrued plus all fees payable under the agreement for the next six months following the termination. If TCF Ventures terminates the agreement, however, our company is required to pay all accrued fees but no additional fees subsequent to the date that termination notice is received.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

SHARE EXCHANGE WITH UPSTREAM BIOSCIENCES INC.

On February 24, 2006, we entered into an amended and restated share exchange agreement with Upstream Biosciences Inc., a private Canadian corporation ("Upstream Canada"), Steve Bajic and the former shareholders of Upstream Canada. The amended share exchange agreement amended and restated the terms of a share exchange agreement dated February 3, 2006 that was entered into among the same parties.

The closing of the transactions contemplated in the amended share exchange agreement and the acquisition of all of the issued and outstanding common stock of Upstream Canada occurred on March 1, 2006. In accordance with the closing of the amended share exchange agreement, we issued 24,000,000 common shares to the former shareholders of Upstream Canada in exchange for the requisition by our company of all of the 6,000,000 issued and outstanding common shares of Upstream Canada on the basis of four common shares of our company for every one common share of Upstream Canada.

Our company had 44,300,000 common shares issued and outstanding as of March 1, 2006 as a result of the issuance of 24,000,000 common shares to the former shareholders of Upstream Canada and the cancellation of 68,650,000 common shares held by Steve Bajic and Johnny Michel. The cancellation of stock was a condition to closing of the amended share exchange agreement. Accordingly, Steve Bajic tendered 31,150,000 common shares for cancellation without consideration and Johnny Michel, a former principal shareholder of our company, tendered 37,500,000 common shares for cancellation without consideration. As of the closing date, the former shareholders of Upstream Canada held 24,000,000 common shares, representing approximately 54.2% of the issued and outstanding common shares of our company. The share exchange is deemed to be a reverse acquisition for accounting purposes. Upstream Canada, the acquired entity, is regarded as the predecessor entity as of March 1, 2006. Starting with the periodic report for the quarter in which the acquisition was consummated, our company will file annual and quarterly reports based on the December 31 fiscal year end of Upstream

Canada. Such financial statements will depict the operating results of Upstream Canada, including the acquisition of our company, from March 1, 2006.

RISK FACTORS

In addition to other information in this current report, the following risk factors should be carefully considered in evaluating our business because such factors may have a significant impact on our business, operating results, liquidity and financial condition. As a result of the risk factors set forth below, actual results could differ materially from those projected in any forward-looking statements. Additional risks and uncertainties not presently known to us, or that we currently consider to be immaterial, may also impact our business, operating results, liquidity and financial condition. If any such risks occur, our business, operating results, liquidity and financial condition could be materially affected in an adverse manner. Under such circumstances, the trading price of our securities could decline, and you may lose all or part of your investment.

RISKS RELATED TO OUR BUSINESS

We have had negative cash flows from operations since inception. We will require significant additional financing, the availability of which cannot be assured, and if our company is unable to obtain such financing, our business may fail.

To date, we have had negative cash flows from operations and have depended on sales of our equity securities and debt financing to meet our cash requirements. Our ability to develop and, if warranted, commercialize our technologies, will be dependent upon our ability to raise significant additional financing. If we are unable to obtain such financing, we will not be able to fully develop our business. Specifically, we will need to raise additional funds to:

-	support our planned growth and carry out our business plan;
-	continue scientific progress in our research and development programs;
-	address costs and timing of conducting clinical trials and seek regulatory approvals and patent prosecutions;
-	address competing technological and market developments;
-	establish additional collaborative relationships; and
-	market and develop our technologies.

We may not be able to obtain additional equity or debt financing on acceptable terms as required. Even if financing is available, it may not be available on terms that are favorable to us or in sufficient amounts to satisfy our requirements. If we require, but are unable to obtain, additional financing in the future, we may be unable to implement our business plan and our growth strategies, respond to changing business or economic conditions, withstand adverse operating results and compete effectively. More importantly, if we are unable to raise further financing when required, we may be forced to scale down our operations and our ability to generate revenues may be negatively affected.

We have a history of losses and nominal operating results, which raise substantial doubt about our ability to continue as a going concern.

Since inception through December 31, 2005, we have incurred aggregate net losses of $95,098 from operations. We can offer no assurance that we will operate profitably or that we will generate positive cash flow in the future. In addition, our operating results in the future may be subject to significant fluctuations due to many factors not within our control, such as the level of competition and general economic conditions.

Our company's operations will be subject to all the risks inherent in the establishment of a developing enterprise and the uncertainties arising from the absence of a significant operating history. No assurance can be given that we may be able to operate on a profitable basis.

Due to the nature of our business and the early stage of our development, our securities must be considered highly speculative. We are engaged in the business of developing and commercializing genetic biomarkers, which technology is in the development stage and we have not commenced the regulatory approval process for our technology. We have not realized a profit from our operations to date and there is little likelihood that we will realize any profits in the short or medium term. Any profitability in the future from our business will be dependent upon the successful commercialization or licensing of our core technology, which itself is subject to numerous risk factors as set forth herein.

We expect to continue to incur development costs and operating costs. Consequently, we expect to incur operating losses and negative cash flows until our technology gains market acceptance sufficient to generate a sustainable level of income from the commercialization or licensing of our technology. Our history of losses and nominal operating results raise substantial doubt about our ability to continue as a going concern, as described in the explanatory paragraph in our independent registered public accounting firm's report dated February 14, 2006.

We hold no patents on our proprietary technology and if we are not able to protect our proprietary technology, our company will suffer a material adverse effect.

We currently have two provisional patent applications of our technologies. We currently rely on the provisional patent applications and trade secrets to protect our proprietary intellectual property.

The departure of any of our management or any significant technical personnel or consultants we hire in the future, the breach of their confidentiality and non-disclosure obligations, or the failure to achieve our intellectual property objectives may have a material adverse effect on our business, financial condition and results of operations. We believe our success depends upon the knowledge and experience of our management and our ability to market our existing technology and to develop new technologies.

While we believe that we have adequately protected our proprietary technology, and we intend to take all appropriate and reasonable legal measures to protect it in the future, the use of our technology by a competitor could have a material adverse effect on our business, financial condition and results of operations. Our ability to compete successfully and achieve future revenue growth will depend, in part, on our ability to protect our proprietary technology and operate without infringing upon the rights of others. We may not be able to successfully protect our proprietary technology, and our proprietary technology may otherwise become known or similar technology may be independently developed by competitors. Competitors may discover novel uses, develop similar or more marketable technologies or offer services similar to our company at lower prices. We cannot predict whether our technologies and services will compete successfully with the technologies and services of existing or emerging competitors.

Our inability to complete our product development activities successfully may severely limit our ability to operate and finance operations.

Commercialization of our core technology will require significant additional research and development as well as substantial clinical trials. We believe that the United States will be the principal market for our technology, although we may elect to expand into Japan and Western Europe. We may not be able to successfully complete development of our core technology, or successfully market our technology. We, and any of our potential collaborators, may encounter problems and delays relating to research and development, regulatory approval and intellectual property rights of our technology. Our research and development programs may not be successful. Our core technology may not prove to be safe and efficacious in clinical trials, and we may not obtain the intended regulatory approvals for our core technology. Whether or not any of these events occur, we may not have adequate resources to continue operations for the period required to resolve the issue delaying commercialization and we may not be able to raise capital to finance our continued operation during the period required for resolution of that issue.

We may lose our competitiveness if we are not able to protect our proprietary technology and intellectual property rights against infringement, and any related litigation may be time-consuming and costly.

Our success and ability to compete depends to a significant degree on our proprietary technology. If any of our competitors copy or otherwise gain access to our proprietary technology or develop similar technologies independently, we may not be able to compete as effectively. The measures we have implemented to protect our proprietary technology and other intellectual property rights are currently based upon a combination of provisional patent applications and trade secrets. This, however, may not be adequate to prevent the unauthorized use of our proprietary technology and our other intellectual property rights. Further, the laws of foreign countries may provide inadequate protection of such intellectual property rights. We may need to bring legal claims to enforce or protect such intellectual property rights. Any litigation, whether successful or unsuccessful, may result in substantial costs and a diversion of our company's resources. In addition, notwithstanding our rights to our intellectual property, other persons may bring claims against us alleging that we have infringed on their intellectual property rights or claims that our intellectual property rights are not valid. Any claims against us, with or without merit, could be time consuming and costly to defend or litigate, divert our attention and resources, result in the loss of goodwill associated with our business or require us to make changes to our technology.

If our provisional patent applications and proprietary rights do not provide substantial protection, then our business and competitive position will suffer.

Our success depends in large part on our ability to develop, commercialize and protect our proprietary technology. However, patents may not be granted on any of our provisional or future patent applications. Also, the scope of any future patent may not be sufficiently broad to offer meaningful protection. In addition, any patents granted to us in the future may be successfully challenged, invalidated or circumvented so that such patent rights may not create an effective competitive barrier.

Our company may become subject to intellectual property litigation which may harm our business.

Our success depends in part on our ability to develop commercially viable products without infringing the proprietary rights of others. Although we have not been subject to any filed infringement claims, other patents could exist or could be filed which may prohibit or limit our ability to market our products or maintain a competitive position. In the event of an intellectual property dispute, we may be forced to litigate. Intellectual property litigation may divert management's attention from developing our technology and may force us to incur substantial costs regardless of whether we are successful. An adverse outcome could subject us to significant liabilities to third parties, and force us to curtail or cease the development and commercialization of our technology.

If our company commercializes or tests our technology, our company will be subject to potential product liability claims which may affect our earnings and financial condition.

We face an inherent business risk of exposure to product liability claims in the event that the use of our core technology during research and development efforts, including clinical trials, or after commercialization, results in adverse affects. As a result, we may incur significant product liability exposure, which may exceed any insurance coverage that we obtain in the future. Even if we elect to purchase such issuance in the future, we may not be able to maintain adequate levels of insurance at reasonable cost and/or reasonable terms. Excessive insurance costs or uninsured claims may increase our operating loss and affect our financial condition.

We have not generated any revenues from operations and if we are unable to develop market share and generate significant revenues from the commercialization or licensing of our technology, then our business may fail.

We operate in a highly competitive industry and our failure to compete effectively and generate income through the commercialization or licensing of our technology may adversely affect our ability to generate revenue. The business of developing genetic biomarkers is highly competitive and subject to frequent technological innovation with improved price and/or performance characteristics. There can be no assurance that our new or existing technologies will gain market acceptance. Management is aware of similar technologies which our technology, when developed to a stage of commercialization, will compete directly against. Many of our competitors have greater financial, technical, sales and marketing resources, better name recognition and a larger customer base than ours. In addition, many of our large competitors may offer customers a broader or superior range of services and technologies. Some of our competitors may conduct more extensive promotional activities and offer lower commercialization and licensing costs to customers than we do, which could allow them to gain greater market share or prevent us from establishing and increasing our market share. Increased competition in the genetic biomarker industry may result in significant price competition, reduced profit margins or loss of market share, any of which may have a material adverse effect on our ability to generate revenues and successfully operate our business. Our competitors may develop technologies superior to those that our company is currently developing. In the future, we may need to decrease our prices if our competitors lower their prices. Our competitors may be able to respond more quickly to new or changing opportunities, technologies and customer requirements. Such competition will potentially affect our chances of achieving profitability, and ultimately affect our ability to continue as a going concern.

Rapid technological changes in our industry may render our technology non-competitive or obsolete and consequently affect our ability to generate future revenues.

The genetic biomarker industry is characterized by rapidly changing technology, evolving industry standards and varying customer demand. We believe that our success will depend on our ability to generate income through the commercialization and licensing of our technology and that it will require us to continuously develop and enhance our technology that is currently being developed and introduce new and more technologically advanced technologies promptly into the market. We can make no assurance that our technology will not become obsolete due to the introduction of alternative technologies. If we are unable to continue to develop and introduce new genetic biomarkers to meet technological changes and changes in market demands, our business and operating results, including our ability to generate revenues, may be adversely affected.

If we fail to effectively manage the growth of our company and the commercialization or licensing of our technology, our future business results could be harmed and our managerial and operational resources may be strained.

As we proceed with the development of our technology and the expansion of our marketing and commercialization efforts, we expect to experience significant growth in the scope and complexity of our business. We will need to add staff to market our services, manage operations, handle sales and marketing efforts and perform finance and accounting functions. We anticipate that we will be required to hire a broad range of additional personnel in order to successfully advance our operations. This growth is likely to place a strain on our management and operational resources. The failure to develop and implement effective systems, or to hire and retain sufficient personnel for the performance of all of the functions necessary to effectively service and manage our potential business, or the failure to manage growth effectively, could have a material adverse effect on our business and financial condition.

Failure to obtain and maintain required regulatory approvals will severely limit our ability to commercialize our technology.

We believe that it is important for the success of our business to obtain the approval of the Food and Drug Administration in the United States (FDA) before we commence commercialization of our technology in the United States, the principal market for our technology. We may also be required to obtain additional approvals from foreign regulatory authorities to apply for any sales activities we may carry out in those jurisdictions. If we cannot demonstrate the safety, reliability and efficacy of our technology, the FDA or other regulatory authorities could delay or withhold regulatory approval of our technology.

Even if we obtain regulatory approval of our technology, that approval may be subject to limitations on the indicated uses for which it may be marketed. Even after granting regulatory approval, the FDA and other regulatory agencies and governments in other countries will continue to review and inspect any future marketed products as well as any manufacturing facilities that we may establish in the future. Later discovery of previously unknown problems with a product or facility may result in restrictions on the product, including a withdrawal of the product from the market. Further, governmental regulatory agencies may establish additional regulations which could prevent or delay regulatory approval of our technology.

Even if we obtain regulatory approval to commercialize our technology, lack of commercial acceptance may impair our business.

Our product development efforts are primarily directed toward obtaining regulatory approval to market genetic diagnostic markers. Diagnostic markers for cancer have been widely available for a number of years, and our technology may not be accepted by the marketplace as readily as these or other competing products, processes and methodologies. Additionally, our technology may not be employed in all potential applications being investigated, and any reduction in applications may limit the market acceptance of our technology and our potential revenues. As a result, even if our technology is developed into a marketable technology and we obtain all required regulatory approvals, we cannot be certain that our technology will be adopted at a level that would allow us to operate profitably.

If we do not keep pace with our competitors, technological advancements and market changes, our technology may become obsolete and our business may suffer.

The market for our technology is very competitive, is subject to rapid technological changes and varies for different individual products. We believe that there are potentially many competitive approaches being pursued that compete with our technology, including some by private companies for which information is difficult to obtain.

Many of our competitors have significantly greater resources and have developed products and processes that directly compete with our technology. Our competitors may develop, or may in the future develop, new technologies that directly compete with our technology or even render our technology obsolete. Our technology is designed to develop diagnostic products. Even if we are able to demonstrate improved or equivalent results from our technology, researchers and practitioners may not use our technology and we may suffer a competitive disadvantage. Finally, to the extent that others develop new technologies that address the targeted application for our current technology, our business will suffer.

Our ability to hire and retain key personnel will be an important factor in the success of our business and a failure to hire and retain key personnel may result in our inability to manage and implement our business plan.

We are highly dependent upon our management personnel such Joel Bellenson and Dexster Smith because of their experience developing genetic diagnostic markers. The loss of the services of one or more of these individuals may impair management's ability to operate our company. We have not purchased key man insurance on any of these individuals, which insurance would provide us with insurance proceeds in the event of their death. Without key man insurance, we may not have the financial resources to develop or maintain our business until we could replace the individual or to replace any business lost by the death of that person. The competition for qualified personnel in the markets in which we operate is intense. In addition, in order to manage growth effectively, we must implement management systems and recruit and train new employees. We may not be able to attract and retain the necessary qualified personnel. If we are unable to retain or to hire qualified personnel as required, we may not be able to adequately manage and implement our business.

We will depend upon the establishment of relationships with third parties to test our technologies and any relationship may require our company to share revenues and technology.

Management anticipates that it will be crucial to identify the degree of elevated or reduced risk of a particular disease or medication based on a particular variation or combination of variations. To do so will require access to samples of patients who have had the diseases in question as well as normal populations. And for each of these collections of samples, it will be important to note the demographic and epidemiological ranges covered by the collection. This would entail establishing relationships with clinics, hospitals, universities and companies that have repositories of biological samples with carefully curated patient disease and demographic information. These relationships have various confidentiality provisions that require negotiations that can span several months. In addition, some of these institutions have national or provincial mandates for providing access to these samples that may require us to make our test results publicly available for these jurisdictions or institutions at a reduced rate and could also require us to provide a flow back of intellectual property licensing for their further research process. Any such requirement may reduce our revenues.

Our company will be dependent on various outsourcing activities for testing our technology and failure to outsource certain activities will have a material adverse effect on our company.

We intend to establish relationships with various vendors of biological laboratory services. Such laboratory services may include DNA SNP profiling, gene expression profiling, cell culturing, recombinant techniques for inserting reporter genes into artificial constructs for testing purposes, profiling of transcription factors active in different disease states, and other laboratory and analytical services depending upon the outcome of the results at various stages. Our ability to secure and maintain these future relationships will be critical to the success of our business objectives, and conversely the inability to secure these future relationships on reasonable commercial terms represents a risk and could have a material adverse effect on our operations or financial condition.

Most of our assets and all of our directors and officers are outside the United States, with the result that it may be difficult for investors to enforce within the United States any judgments obtained against us or any of our directors or officers.

Although we are organized under the laws of the State of Nevada, United States, our principal business office is located in Vancouver, British Columbia, Canada. Outside the United States, it may be difficult for investors to enforce judgements against us that are obtained in the United States in any action, including actions predicated upon civil liability provisions of federal securities laws. In addition, all of our directors and officers reside outside the United States, and nearly all of the assets of these persons and our assets are located outside of the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons or to enforce against us or such persons judgements predicated upon the liability provisions of United States securities laws. There is substantial doubt as to the enforceability against us or any of our directors and officers located outside the United States in original actions or in actions of enforcement of judgments of United States courts or liabilities predicated on the civil liability provisions of

United States federal securities laws. In addition, as the majority of our assets are located outside of the United States, it may be difficult to enforce United States bankruptcy proceedings against us. Under bankruptcy laws in the United States, courts typically have jurisdiction over a debtor's property, wherever it is located, including property situated in other countries. Courts outside of the United States may not recognize the United States bankruptcy court's jurisdiction. Accordingly, you may have trouble administering a United States bankruptcy case involving a Nevada company as debtor with most of its property located outside the United States. Any orders or judgements of a bankruptcy court obtained by you in the United States may not be enforceable.

Our business is subject to comprehensive government regulation and any change in such regulation may have a material adverse effect on our company.

There is no assurance that the laws, regulations, policies or current administrative practices of any government body, organization or regulatory agency in the United States or any other jurisdiction, will not be changed, applied or interpreted in a manner which will fundamentally alter the ability of our company to carry on our business. The actions, policies or regulations, or changes thereto, of any government body or regulatory agency, or other special interest groups, may have a detrimental effect on our company. Any or all of these situations may have a negative impact on our operations.

RISKS RELATED TO OUR COMMON STOCK

A decline in the price of our common stock could affect our ability to raise further working capital and adversely impact our ability to continue operations.

A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital. Because a significant portion of our operations has been and will be financed through the sale of equity securities, a decline in the price of our common stock could be especially detrimental to our liquidity and our operations. Such reductions may force us to reallocate funds from other planned uses and may have a significant negative effect on our business plans and operations, including our ability to develop new products and continue our current operations. If our stock price declines, we can offer no assurance that we will be able to raise additional capital or generate funds from operations sufficient to meet our obligations. If we are unable to raise sufficient capital in the future, we may not be able to have the resources to continue our normal operations.

The market price for our common stock may also be affected by our ability to meet or exceed expectations of analysts or investors. Any failure to meet these expectations, even if minor, may have a material adverse effect on the market price of our common stock.

If we issue additional shares in the future, it will result in the dilution of our existing shareholders.

Our certificate of incorporation authorizes the issuance of up to 750,000,000 shares of common stock. Our board of directors may choose to issue some or all of such shares to acquire one or more businesses or to provide additional financing in the future. The issuance of any such shares will result in a reduction of the book value and market price of the outstanding shares of our common stock. If we issue any such additional shares, such issuance will cause a reduction in the proportionate ownership and voting power of all current shareholders. Further, such issuance may result in a change of control of our corporation.

Trading of our stock may be restricted by the Securities Exchange Commission's penny stock regulations, which may limit a stockholder's ability to buy and sell our stock.

The Securities and Exchange Commission has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the Securities and Exchange Commission, which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

NASD sales practice requirements may also limit a stockholder's ability to buy and sell our stock.

In addition to the "penny stock" rules described above, the National Association of Securities Dealers (NASD) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Our common stock is illiquid and the price of our common stock may be negatively impacted by factors which are unrelated to our operations.

Our common stock currently trades on a limited basis on the OTC Bulletin Board. Trading of our stock through the OTC Bulletin Board is frequently thin and highly volatile. There is no assurance that a sufficient market will develop in the stock, in which case it could be difficult for shareholders to sell their stock. The market price of our common stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of our competitors, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting our competitors or us. In addition, the stock market is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.

DESCRIPTION OF BUSINESS

CORPORATE HISTORY

We were incorporated pursuant to the laws of the State of Nevada on March 20, 2002 under the name Integrated Brand Solutions Inc. On February 6, 2006, we changed our name to Upstream Biosciences Inc. after we entered into a share exchange agreement dated February 3, 2006 with Upstream Canada. The share exchange agreement contemplated our company acquiring all of the issued and outstanding common shares of Upstream Canada in exchange for the issuance by our company of 18,000,000 common shares. Following negotiations amongst the parties to the share exchange agreement, however, we entered into an amended and restated share exchange agreement dated February 24, 2006, whereby our company agreed to acquire all of the issued and outstanding stock of Upstream Canada in exchange for the issuance by our company of 24,000,000 common shares. The closing of the transactions contemplated in the amended share exchange agreement and the acquisition of all of the issued and outstanding shares of Upstream Canada occurred on March 1, 2006. As at the closing date, the former shareholders of Upstream Canada held approximately 54.2% of the issued and outstanding common shares of our company. The acquisition of Upstream Canada is deemed to be a reverse acquisition for accounting purposes. Upstream Canada, the acquired entity, is regarded as the predecessor entity as of March 1, 2006. Starting with the periodic report for the quarter in which the acquisition was consummated, our company will file annual and quarterly reports based on the December 31 fiscal year end of Upstream Canada. Such financial statements will depict the operating results of Upstream Canada, including the acquisition of our company, from March 1, 2006.

Following our incorporation, we commenced the business as a start-up integrated marketing services company. We offered integrated marketing services such as advertising design, advertisement placement strategies, advertising sales, branding services, website development, marketing plans, and tools to establish focus groups and media strategies to prospective clients. Additionally, we offered advertising and integrated marketing and branding services in hopes of assisting companies in describing their products and services.

We were not successful in implementing our business plan as a marketing and branding services business. As management of our company investigated opportunities and challenges in the business of being a marketing and branding services company, management realized that the business did not present the best opportunity for our company to realize value for our shareholders. Accordingly, we abandoned our previous business plan and focussed on the identification of suitable businesses with which to enter into a business opportunity or business combination.

BUSINESS SUBSEQUENT TO THE ACQUISITION OF UPSTREAM CANADA

As of the closing date of the amended share exchange agreement on March 1, 2006, our company commenced the business of developing genetic diagnostic biomarkers for use in determining a patient's susceptibility to disease and predicting a patient's response to drugs. Our business strategy is to generate revenues through licensing our technologies or collaborating with third parties in the disease susceptibility, biomarkers identification, and drug response areas of cancer, primarily to companies that develop and/or market developing diagnostic products.

Our company focuses our research on variations in the untranslated regions of the human genome. Variations in these regions can be used as diagnostic markers to predict or aid in the prediction of susceptibility to disease or to predict a patient's response to drugs. We have identified and filed a provisional patent application on genetic markers that, following successful development and testing, may assist in determining the susceptibility of patients to liver cancer. These markers may also be important for determining the susceptibility of patients to other types of cancer, such as prostate or colorectal cancer. We have also filed a provisional patent application on an assay for identifying genetic markers that may predict a patient's response to a drug.

We incorporate data, ideas and methods from disciplines such as mathematics, computer science, biochemistry, evolutionary biology, literature mining, pattern recognition and network analysis and apply such information in a manner that permits us to understand the genetic basis of human disease and the role that variations in genes and their related gene regulatory regions play in the onset of disease, particularly cancer. If successful, we believe that our research and development will result in predictive models, discovery engines and related technologies, which will enable us to develop potential diagnostic markers. The presence, absence, varying quantities, and varying composition of molecules provide information about the development of a disease or other physiological condition. A molecule that provides this information is referred to as a diagnostic marker. In order to develop a diagnostic marker, we must identify a correlation between the presence of a particular variation of a molecule and a disease or other physiological condition. Once a correlation is identified, we must develop a method for identifying the correlation. Our goal is to develop our research into marketable diagnostic markers that are easy to perform, sensitive, consistent, safe, inexpensive and cover an attractive market segment.

We are currently developing platforms and related technologies that we hope will enable the discovery of marketable diagnostic markers to aid in the disease susceptibility and drug response areas of cancer. We are currently developing our technologies which will enable us to identify and prioritize potential diagnostic markers. Our goal is to develop our platforms and related technologies to identify a variety of novel gene regulatory regions with potential applications in diagnostics. Our business strategy is to understand the relationship between genetic regulation, proteins and human diseases in order to develop molecular diagnostic products. Through our research and development, we intend to identify important disease genes, the proteins they produce, and the biological pathways in which they are involved to better understand the underlying molecular basis for the cause of human disease.

To date, we have not generated any revenues from our technologies and we have generated only limited revenue from consulting fees during our year ended December 31, 2005. We are a development stage company and we anticipate that we will require significant time and financing before our technologies are developed to a marketable state. Once we have developed our technologies to commercialization, we intend to generate revenues in one of two ways. We may elect to license our diagnostic biomarkers to third parties or we may elect to enter into joint ventures or other collaborations with third parties such as pharmaceutical, biotechnology and diagnostics companies, with the aim that they will develop and commercialize our discoveries into therapeutic or diagnostic products. If such a collaboration is successful, we will seek to receive payments upon the successful completion of certain predetermined developmental stages and milestones, and receive royalties from the sales of the drugs and/or diagnostics kits, which will be based on our discoveries.

BRIEF INTRODUCTION TO GENETIC DIAGNOSTIC MARKERS

The following information is summarized from the National Cancer Institute, available at www.cancernet.nci.nih.gov. The information obtained on the National Cancer Institute's website is not part of this current report.

Gene Mutations and Disease

The health of an individual depends upon the continuous interplay of thousands of proteins that interact in a specific amount and at specific locations. Each properly functioning protein is the product of an intact gene which is the fundamental physical and functional unit of heredity. Many diseases can be traced to an individual's genes. More than 4,000 diseases stem from altered genes inherited from a person's parents. Common disorders such as heart disease and most cancers arise from a complex interplay among multiple genes and between genes and the environment. Genes can be altered, or mutated, in many ways. The most common gene change involves a single base mismatch, a misspelling or placing the wrong base in the DNA. At other times, a single base may be dropped or added, and sometimes large pieces of DNA are mistakenly repeated or deleted. DNA, or deoxyribonucleic acid, are the molecules inside cells that carry genetic information and pass on that information from one generation to the next.

Hereditary Mutations

Gene mutations can be either inherited from a parent or acquired. Hereditary mutations are carried in the DNA of the reproductive cells. When reproductive cells containing mutations combine to produce offspring, the mutation is passed on to the offspring's body cells. The fact that every cell contains the gene change makes it possible to use cheek cells or a blood sample for gene testing.

Gene Tests for Cancer

Gene tests are already available for some two dozen disorders, including life-threatening diseases such as Cystic Fibrosis and Tay Sachs disease. Gene tests for some cancers are also available. Specific genetic mutations have been identified and linked to several types of cancer. For some cancer types, this information has been converted into clinical tests. As an example, scientists identified gene mutations that are linked to an inherited tendency to develop colon and breast cancer. As a result, tests for an inherited susceptibility to these cancers are now commercially available.

Genetic Tests Find the Mutations and not the Disease

An accurate gene test can determine if a mutation is present, but that finding does not guarantee that a disease will develop. As an example, women with the BRCA1 breast cancer susceptibility gene have an 80% chance of developing breast cancer by the age of 65. The risk is high but not absolute. Family members who test negative for the BRCA1 mutation are not exempt from breast cancer risk, and it is possible that over time, they can acquire breast cancer-associated genetic changes at the same rate as the general population.

Benefits of Gene Testing

Gene testing offers several benefits. A negative result can create a tremendous sense of relief and may eliminate the need for frequent checkups and tests that are routine in families with a high risk of cancer. Even a positive result can relieve uncertainty and allow a person to make informed decisions about the future. A positive result can also provide an opportunity for a person to take steps to reduce risk before disease has a chance to develop.

Limitations of Gene Testing

Gene testing has several limitations. As an example, some disorders that are common within a family can be traced to shared environmental exposure rather than inherited susceptibility. In addition, some mutations detected by a positive test may never lead to disease. Furthermore, because existing tests look only for the more common mutations in a gene, some disease-causing mutations may escape detection.

RESEARCH AND DEVELOPMENT

We are a development stage company and have not generated any revenues from our technologies. We believe, however, that there are opportunities to discover and develop effective and cost effective diagnostic products to assist in the susceptibility and identification of disease. Our current business is primarily focused on discovering relevant SNP's, or Single Nucleotide Polymorphisms, in genetic regulatory control regions to additional disease conditions and enhancing our existing intellectual property portfolio with additional observations of other candidate SNPs which control genes correlated with disease conditions and drug response. Our company incorporates data from a wide variety of sources in an effort to discover and commercialize diagnostics markers that can generate revenues through licensing or collaborations with third parties. Since the inception of Upstream Canada, we have been developing technologies, which may lead our company to the identification of genes and proteins that can be the basis for the development of diagnostic products for commercialization.

The successful development of our technologies relies on a comprehensive process of predictive modeling followed by hypothesis-driven experimentation, yielding discoveries, which in turn, facilitates the improvement of predictive models. One of the key requirements for the successful development of our technologies is the competent analysis of raw genomic and related data. In recent years, both public and private endeavors, including the Human Genome Project, have created vast amounts of raw genomic and related data. Although such data represents a vast amount of scientific information, it is difficult to analyze. To do so, our company intends to analyze biomedical literature about the various diseases, assemble biochemical pathways utilizing the various databases and software for pathway reconstruction, identify gene promoter regions, and identify SNP variant sites with such regions. Our company conducts research and bioinformatic analysis through a variety of methods that ultize various commercial and public tools. Common bioinformatics analysis techniques that our company utilizes include biomedical literature mining, gene expression mining, transcription factor binding site localization and review of various public genomic and proteomic databases. In addition, further searches of existing patent literature and further analysis of biomedical literature will drive the writing of provisional patent applications to the United States Patent & Trademark Office and possibly other countries as well.

We believe that a substantial amount of the useful information contained in the raw data that already exists has not yet been extracted or fully analyzed, particularly at the protein level. Conventional biology laboratory-based techniques have traditionally been a principal tool to understand and analyze biological data. However, techniques from the exact and computational sciences have become and increasingly continue to be important analytical tools as well. By using exact sciences and computational techniques, it is possible to quantitatively analyze vast amounts of data and to create mathematical models to predict structures and processes.

We intend on addressing prostate cancer and two other diseases in the year ending December 31, 2006 through the filing of additional provisional applications. In addition, we intend on rolling over our existing provisional patent applications to preserve the confidentiality of our findings and thus inhibit others from accumulating intellectual property adjacent to our own. If we are successful with our proposed future fundraising activities, we plan to advance our initial candidate SNP markers through the various steps of validation.

To do so, we must identify the specific subpopulations which are most impacted by the variation locations we identify. These subpopulations may be characterized by prior history of illness, various demographics factors such as age, sex, race, location, lifestyle patterns, as well as other molecular markers which may further increase the statistical correlation of the noted SNP variations and the timing, onset, intensity, prognosis, treat-ability, appropriateness of specific medications, surgeries and other factors.

Further, it will be crucial to identify the degree of elevated or reduced risk of a particular disease or medication related outcome based on a particular variation or combination of variations. To do so will require access to samples of patients who have had the diseases in question as well as normal populations. For each of these collections of samples, it will be important to note the demographic and epidemiological ranges covered by the collection. This will entail establishing relationships with clinics, hospitals, universities and companies that have repositories of biological samples with carefully curated patient disease and demographic information. These relationships have various confidentiality provisions that require negotiations that can span several months. In addition, some of these institutions have national or provincial mandates for providing jurisdictions access to these samples that may require us to make our test results publicly available for these jurisdictions or institutions at a reduced rate and could also require us to provide a flow back of intellectual property licensing for their further research purposes.

In addition, we intend to establish relationships with various vendors of biological laboratory services for sampling analysis. Such laboratory services may include DNA SNP profiling, gene expression profiling, cell culturing, recombinant techniques for inserting reporter genes into artificial constructs for testing purposes, profiling of transcription factors active in different disease states, and other laboratory and analytical services depending upon the outcome of the results at various stages.

Once we develop our products to the point of commercialization and they are adequately protected through patent protection or other means, we intend to generate revenues through licensing or collaboration with third parties. We intend to commercialize discoveries that result from our internal discovery programs or that result from collaborative discovery projects with third parties. We intend to market this alternative by offering prospective collaborators an analysis of their proprietary data in order to discover additional therapeutic and diagnostic products. We intend to focus on licensing our technologies to diagnostics, biotechnology and pharmaceutical companies, and we intend that they will further develop and commercialize those technologies into revenue generating therapeutic and diagnostic products. We intend to receive payments and royalties from these commercial arrangements upon the successful completion of certain predetermined development stages and milestones, and royalties from the sales of the drugs or diagnostics products. Our company may also conduct in-licensing of biomarkers from collaborators.

MARKET FOR GENETIC DIAGNOSTIC MARKERS

Cancer

Cancer, an anarchic proliferation of cells forming tumors, is the second greatest cause of mortality in developed countries after cardiovascular diseases and is the most expensive disease in the United States, encompassing more than 10% of all medical costs. According to the statistics of the National Cancer Institute of Canada for 1999, 45% of the new cases of cancer and 58% of deaths due to cancer will occur in individuals at least 70 years of age. According to a May 1995 report of the Census Bureau of the United States, there were 33 million people in the United States over the age of 65 in 1994. As a result of the increasing mean age of the population and the increase in life expectancy, health care structures around the world are under increasing pressure. A late diagnosis of diseases such as cancer reduces treatment costs and the financial burdens on our societies.

According to Kalorama Information's recent report titled "The Worldwide Market for Cancer Diagnostics", the cancer diagnostic sector is expected to grow from $4.1 billion in 2004 to $7.4 billion by 2009.

Studies published by Drug and Market Development Publications (January 20, 2006) state that although primary liver cancer is relatively rare in the United States, being the 20th most common type of cancer, it ranks 8th among leading causes of cancer death because diagnosis most often occurs only after the emergence of symptoms of advanced disease. Primary liver cancer is much more common in some regions outside the United States, particularly Southeast Asia and sub-Saharan Africa. In Japan, incidence has increased markedly during the last 25 years and liver cancer is currently ranked as the third leading cause of cancer deaths among men and the fifth among women. According to Datamonitor PLC, November 2004, liver cancer is currently the fifth most common cancer in the world, responsible for about one million cases and half a million deaths globally every year.

In September 2001, Frost & Sullivan reported that next to skin cancer, prostate cancer is the second most common cancer for men in the United States. The risk of developing the disease significantly increases at age 50. By 2007, it is estimated that the male population over the age of 50 in the United States will reach 41 million. The Prostate Cancer Foundation in Santa Monica California estimates that in 2006, 234,000 men in the United States will be diagnosed with prostate cancer. The high numbers of prostate cancer patients represent a large demand for reliable therapies with limited side effects. If caught and treated early, prostate cancer has a cure rate of over 90%.

The Molecular Diagnostics Market

According to Takeda Pacific, the annual market for the molecular diagnostics market in 2003 was $6.1 billion and is estimated to reach $12.6 billion by 2009. Recent estimates published in the Journal of the American Medical Association state that the cost of treating adverse drug reactions in the United States alone total $4 billion annually (Business Week, September 5, 2005). Significant savings to the overall health care expenditures can be achieved by using molecular diagnostic tests to select the right medicine at the right dose, based on a patient's genetic make-up. Tests currently available in the market are estimated to generate $100 million to $200 million in annual revenues.

INTELLECTUAL PROPERTY

Patent Applications

Our company has filed two provisional patent applications including Application No. 60/593958, for "A novel test for predicting the impact of genetic variations on patient drug reaction" and Application No. 60/594035, for "Genetic variations that determine a patients' risk of getting liver cancer."

The validity and breadth of claims in medical technology patents involve complex legal and factual questions and, therefore, may be highly uncertain. No assurance can be given that any patents based on pending patent applications or any future patent applications by us, or any future licensors, will be issued, that the scope of any patent protection will exclude competitors or provide competitive advantages to us, that any of the provisional patent applications that have been or may be issued to us or our licensors will be held valid if subsequently challenged or that others will not claim rights in or ownership of the provisional patent applications and other proprietary rights held or licensed by us. Furthermore, there can be no assurance that others have not developed or will not develop similar products, duplicate any of our technology or design around any patents that may be issued to us or our licensors. Since provisional patent applications in the United States are maintained in secrecy until patents are issued, we also cannot be certain that others have not or will not file prior applications for inventions covered by our, and our licensors' pending patent applications, nor can we be certain that we will not infringe any patents that may be issued to others on such applications.

Our success will also depend in part on our ability to commercialize our technology without infringing the proprietary rights of others. We have not conducted freedom of use patent searches and no assurance can be given that patents do not exist or could not be filed which would have an adverse affect on our ability to market our technology or maintain our competitive position with respect to our technology. If our technologies or subject matter are claimed under other existing United States or foreign patents or are otherwise protected by third party proprietary rights, we may be subject to infringement actions. In such event, we may challenge the validity of such patents or other proprietary rights or we may be required to obtain licenses from such companies in order to develop, manufacture or market our technology. There can be no assurances that we will be able to obtain such licenses or that such licenses, if available, may be obtained on commercially reasonable terms. Furthermore, the failure to either develop a commercially viable alternative or obtain such licenses may result in delays in marketing our proposed technology or the inability to proceed with the development, manufacture or sale of products requiring such licenses, which may have a material adverse affect on our business, financial condition and results of operations. If we are required to defend ourselves against charges of patent infringement or to protect our proprietary rights against third parties, substantial costs will be incurred regardless of whether we are successful. Such proceedings are typically protracted with no certainty of success. An adverse outcome could subject us to significant liabilities to third parties and force us to curtail or cease our development and commercialization of our technology.

Domain Names

We own and operate the following registered internet domain name: www.upstreambio.com. The information contained on our website does not form part of this current report.

General

We also rely on trade secrets and unpatentable know-how that we seek to protect, in part, by confidentiality agreements. We intend to require all future employees, consultants, contractors, manufacturers, outside scientific collaborators and sponsored researchers, directors on our board, technical review board and other advisors to execute confidentiality agreements upon the commencement of employment or consulting relationships with us. These agreements will provide that all confidential information developed or made known to the individual during the course of the individual's relationship with us is to be kept confidential and not disclosed to third parties except in specific limited circumstances. We intend to require signed confidentiality or material transfer agreements from any company that receives confidential information from our company. We intend to ensure that, in the case of employees, consultants and contractors, any agreements that our company enters into with such persons will generally provide that all inventions conceived by the person while rendering services to us shall be assigned to us as the exclusive property of our company. We can offer no assurance, however, that all persons who we seek to sign such agreements will sign, or if they do, that these agreements will not be breached, that we will have adequate remedies for any breach, or that our trade secrets or unpatentable know-how will not otherwise become known or be independently developed by competitors.

Employees

As of March 1, 2006, we had three employees consisting of Joel Bellenson as our Chief Executive Officer, Dexster Smith as our President and Steve Bajic as our Secretary and Treasurer. We plan to hire additional employees when circumstances warrant.

Customers

As we are in the development stage of our business, we do not have any customers of our technologies.

Suppliers

Our company is not reliant upon any suppliers for the research and development of our technologies.

COMPETITION

The biotechnology and pharmaceutical industries are highly competitive. Numerous entities in the United States and elsewhere compete with our efforts to commercialize our technologies. Our competitors include pharmaceutical, biomedical, biotechnology and diagnostic companies, academic and research institutions and governmental and other publicly and privately funded research agencies. We face, and expect to continue to face, competition from these entities to the extent that they develop products that have a function similar or identical to the function of our technologies. We also face, and expect to continue to face, competition from entities that seek to discover therapeutic and diagnostic products.

Because many of our competitors have substantially greater capital resources and more experience in research and development, manufacturing and marketing than we do, we may not succeed in developing our proposed products and bringing them to market in a cost-effective and timely manner.

We are a development stage company engaged exclusively in research and development. We have not yet completed the development of our first product and have no revenue from operations. As a result, we may have difficulty competing with larger, established biomedical and pharmaceutical companies and organizations such as the following publicly traded companies: Compugen, Ltd., Epigenomics AG, Myriad Genetics, Inc. and Diagnocure Inc. These companies and organizations have much greater financial, technical, research, marketing, sales, distribution, service and other resources than us. Moreover, they may offer broader product lines, services and have greater name recognition than we do, and may offer discounts as a competitive tactic.

The technologies for discovering genes that predispose persons to major diseases and approaches for commercializing those discoveries are new and rapidly evolving. Rapid technological developments may result in our potential services, products, or processes becoming obsolete before we recover a significant portion of our related research and development costs and any capital expenditures that we may incur. If we do not discover additional disease-predisposing genes, characterize their functions, develop predictive medicine products and related information services based on such discoveries, obtain regulatory and other approvals, and launch such services or products before our competitors, we may be adversely affected. Moreover, any products and technologies that we may develop may be made obsolete by less expensive or more effective tests or methods that may be developed from our competitors in the future.

GOVERNMENT REGULATION

Our research and development activities and the manufacturing and marketing of our technology are subject to the laws and regulations of governmental authorities in the United States and any other countries in which our technology is ultimately marketed. In the United States, the Food and Drug Administration, or FDA, among other activities, regulates new product approvals to establish safety and efficacy of the types of products and technologies our company is currently developing. Governments in other countries have similar requirements for testing and marketing.

Regulation by governmental authorities in the United States and foreign countries is a significant factor in the development, manufacture and marketing of our proposed technologies and in our ongoing research and development activities.

The products and technologies that we are currently researching and developing will require regulatory approval by governmental agencies prior to commercialization. Various federal statutes and regulations also govern or influence the testing, manufacturing, safety, labeling, storage, record keeping, and marketing of therapeutic products. The process of obtaining these approvals and the subsequent compliance with applicable statutes and regulations require the expenditure of substantial time and financial resources. Any failure by us or our collaborators, licensors or licensees to obtain, or any delay in obtaining regulatory approval, could have a material adverse effect on our business.

FDA Approval

The FDA sets out guidelines for clinical trials which are conducted in order to obtain FDA approval. Clinical trials are required to find effective treatments to improve health. All clinical trials are based on a protocol which is a study plan that describes the type of people who may participate in the trial, the schedule of tests and procedures, and the length of the study.

Most clinical trials in the United States must be approved and monitored by an Institutional Review Board, or IRB, to make sure the risks of the trial are as low as possible and are worth any potential benefits. All institutions that conduct or support biomedical research are required by federal regulation to have an IRB that initially approves and periodically reviews the research.

Upon successful completion of a clinical trial validation study, an application based on the results of the clinical trial is submitted for FDA approval. Upon receipt of FDA approval, the diagnostic screening test is ready for commercialization.

In the United States, clearance or approval to commercially distribute new medical devices or products is received from the FDA through clearance of a 510(k) pre-market notification, or 510(k), or approval of a premarket approval application, or PMA. It may take from three to nine months from submission to obtain 510(k) clearance, but may take longer or clearance may not be obtained at all. The FDA may determine that additional information is needed before approval to distribute the product is given.

For any products that are cleared through the 510(k) pre-market notification process, modifications or enhancements that may significantly affect safety or constitute a major change in the intended use of the product will require new 510(k) submissions.

A PMA application must be filed if a proposed product is not substantially equivalent to a medical product first marketed prior to May 1976, or if otherwise required by the FDA. The PMA approval process can be expensive, uncertain and lengthy, and a number of products for which other companies have sought FDA approval of a PMA application have never been approved for marketing. It generally takes from six to eighteen months from submission to obtain PMA approval, but it may take longer or the submission may not be approved at all.

In order to obtain FDA approval of a new medical product, sponsors must generally submit proof of safety and efficacy. In some cases, such proof entails extensive pre-clinical and clinical laboratory tests. The testing and preparation of necessary applications and processing of those applications by the FDA is expensive and may take several years to complete. There can be no assurance that the FDA will act favorably or in a timely manner in reviewing submitted applications, and we may encounter significant difficulties or costs in our efforts to obtain FDA approval. Such circumstances may delay or preclude us from marketing any products we may develop. The FDA may also require post-marketing testing and surveillance of approved products, or place other conditions on the approvals. These requirements may create difficulties for our company to sell the products and may increase the costs of such products which may restrict the commercial applications of such products. Product approvals may be withdrawn if compliance with regulatory standards is not maintained or if problems occur following initial marketing. For patented technologies, delays imposed by the governmental approval process may materially reduce the period during which we will have the exclusive right to exploit such technologies.

If human clinical trials of a proposed medical product are required, the manufacturer or distributor of the product will have to file an Investigational Device Exemption or Investigational New Drug submission with the FDA prior to commencing human clinical trials. The submission must be supported by data, typically including the results of pre-clinical and laboratory testing. Following submission of the Investigational Device Exemption or Investigational New Drug, the FDA has 30 days to review the application and raise safety and other clinical trial issues. If we are not notified of objections within that period, clinical trials may be initiated, and human clinical trials may commence at a specified number of investigational sites with the number of patients approved by the FDA.

DESCRIPTION OF PROPERTY

Our principal office is temporarily located at 800 – 885 West Georgia Street, Vancouver, British Columbia, Canada. Our company is currently negotiating the terms of a lease to re-locate within Vancouver, British Columbia, Canada.

REPORTS TO SECURITY HOLDERS

We are not required to deliver an annual report to our shareholders but will voluntarily send an annual report, together with our annual audited financial statements. We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission and our filings are available to the public over the internet at the Securities and Exchange Commission's website at http://www.sec.gov.

The public may read and copy any materials filed by us with the Securities and Exchange Commission at the Securities and Exchange Commission's Public Reference Room at 100 F Street N.E. Washington D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-732-0330.

MANAGEMENT'S DISCUSSION AND ANALYSIS AND PLAN OF OPERATIONS

Overview

You should read the following discussion of our financial condition and results of operations together with the audited financial statements and the notes to the audited financial statements included in this current report. This discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results may differ materially from those anticipated in these forward-looking statements.

We are engaged in the business of developing genetic diagnostic markers for various diseases, namely cancer. Upon development of such technologies, our company intends to license the use of such information to customers for the development of diagnostic products or collaborate with third parties with the aim that they will develop and commercialize our technologies into therapeutic or diagnostic products.

On March 1, 2006, we completed an amended share exchange agreement with Upstream Canada. As a result of the amended share exchange agreement, we abandoned our previous marketing and branding services business and commenced the business of developing genetic diagnostic markers. Because we are the successor business to Upstream Canada and because the operations and assets of Upstream Canada represents our entire business and operations from the closing date of the amended share exchange agreement, our management's discussion and analysis and plan of operations are based on Upstream Canada's financial results for the relevant periods.

During the years ended December 31, 2005 and 2004, we did not generate any revenues from the licensing of our technologies.

PLAN OF OPERATIONS

As of December 31, 2005, our company had cash and cash equivalents of $33,232 and a working capital deficiency of $94,698. We estimate our operating expenses and working capital requirements for the next twelve period to be as follows:

Estimated Expense to December 31, 2006
Operating Expenses
Employee and Consultant Compensation	$480,000
Business Development and Travel Expenses	$194,000
Professional Fees	$170,000
Royalties	$50,000
General and Administrative Expenses	$40,000
Total	$934,000

Employee and Consultant Compensation

We estimate that our employee and consultant compensation expenses for the next twelve month period will be approximately $480,000. Most of our employee and consultant compensation expense consists of research and development costs of our technology by Joel Bellenson, our Chief Executive Officer, and Dexster Smith, our President.

All of our current research and development is carried out by Mr. Bellenson and Mr. Smith. Both individuals have entered into employment agreements with our company. Pursuant to the terms of the employment agreements, our company agreed to pay Mr. Bellenson and Mr. Smith a base salary of $85,000. If our company files a provisional patent application on the application of our DNA biomarkers to enhance the accuracy of existing prostrate cancer diagnostic tests, our company is required to increase the salaries of the respective individuals to $120,000. Our company is also required to increase the respective salaries to $150,000 if our company files provisional patent applications for DNA biomarkers for two additional diseases. In addition to options that are anticipated to be issued to Mr. Bellenson and Mr. Smith, our company has also agreed to pay a bonus of $25,000 upon the filing of a provisional patent application on the same terms set out above. Our company has also agreed to pay a further bonus of $25,000 upon the filing of provisional patent applications for DNA biomarkers for two additional diseases. The employment agreements are attached as exhibits 10.13 and 10.14, respectively, to this current report.

Our company has also retained TCF Ventures Corp. as a consultant to provide financial advisory services to our company pursuant to the terms of a Consultant Engagement Agreement dated February 7, 2006, as amended on February 13, 2006. In addition to the issuance of common shares and options as set out in the agreement, our company has agreed to pay the consultant CDN$5,000 per month subject to adjustment as set out in the consulting agreement. The consulting agreement and the amendment to the consulting agreement are attached as exhibits 10.9 and 10.15, respectively, to this current report.

Although, our company anticipates that the majority of our research and development requirements will be met from the efforts of Mr. Bellenson and Mr. Smith, we may retain additional services as and when circumstances warrant. In the event we require such services, we intend to hire such persons as independent contractors based upon terms to be determined when needed.

Business Development and Travel Expenses

We estimate our business development and travel expenses for the next twelve month period to be the approximately $194,000. We anticipate that will incur $94,000 in investor relations and marketing costs and $100,000 in travel costs and attending industry conferences. We are currently in the process of hiring an investor relations person to, among other things, produce investor and marketing materials. Our company also intends to incur traveling expenses to attend biotech related conferences and investigate additional financing opportunities should our company require additional financing during the next twelve month period.

Professional Fees

We expect to incur significant legal expenses to prepare and file a number of provisional patent applications over the next twelve month period, as new discoveries are made in our research and development process. Furthermore, as a publicly traded company, we expect the incur on-going legal expenses to comply with our reporting responsibilities as public company under the United States Securities Exchange Act of 1934, as amended. During the next twelve month period, we intend to obtain director and officer insurance and perhaps general insurance for our company. We estimate our legal, accounting and insurance expenses for the next fiscal year to be approximately $170,000.

Royalties

We estimate our royalty related expenditures on licensing complementary technology for the next fiscal year to be in the aggregate amount of $50,000.

General and Administrative Expenses

We anticipate spending $40,000 on general and administrative costs in the next twelve month period. These costs primarily consist of expenses such as rent, office supplies and office equipment. We are currently seeking to re-locate our head office within the City of Vancouver, British Columbia, Canada and anticipate that such costs will be approximately $3,000 per month.

Trends and Uncertainties

Our ability to generate revenues in the future is dependent on whether we successfully develop our technologies and create a marketable product and licenses or otherwise commercialize our products. We cannot predict whether or when this may happen and this causes uncertainty with respect to the growth of our company and our ability to generate revenues.

Financing

To date, we have had negative cash flows from operations and we have been dependent on sales of our equity securities and debt financing to meet our cash requirements. We expect this situation to continue for the foreseeable future. We anticipate that we will have negative cash flows during our fiscal year ended December 31, 2006.

Upstream Canada incurred a loss of $95,595 for the year ended December 31, 2005. As of December 31, 2005, Upstream Canada had working capital deficiency of $94,698. On March 1, 2006, effective February 1, 2006, we issued into a 5% $1,000,000 convertible debenture and 400,000 warrants to purchase shares of our common stock. Each warrant entitles the holder to purchase one share of our common stock for an exercise price of $1.25 per share. The terms of the convertible debenture and the warrants are set out in item 1.01 of this current report under the heading "Convertible Debenture". As indicated above, our estimated working capital requirements and projected operating expenses to December 31, 2006 total $934,000. Although we anticipate that the funds received pursuant to the issuance of the convertible debenture will be sufficient to pay our estimated expenses for the next twelve month period, there can be no assurance that actual cash requirements will not exceed our estimates. We intend to fulfill any additional cash requirement through the sale of our equity securities.

Given that we are a development state company and have not generated significant revenues to date, our cash flow projections are subject to numerous contingencies and risk factors beyond our control, including market acceptance of our products, competition from well-funded competitors, and our ability to manage our expected growth. We can offer no assurance that our company will generate cash flow sufficient to meet our cash flow projections or that our expenses will not exceed our projections. If our expenses exceed estimates, we will require additional monies during the next twelve months to execute our business plan.

There are no assurances that we will be able to obtain funds required for our continued operation. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to obtain additional financing on a timely basis, we will not be able to meet our other obligations as they become due and we will be forced to scale down or perhaps even cease the operation of our business.

There is substantial doubt about our ability to continue as a going concern as the continuation of our business is dependent upon obtaining further long-term financing, successful development of our technologies into a marketable product and successful and sufficient market acceptance of our products once developed and, finally, achieving a profitable level of operations. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

LIQUIDITY AND CAPITAL RESOURCES

As of December 31, 2005, Upstream Canada had cash and cash equivalents of $33,232 and $127,930 in current liabilities. The current liabilities primarily consisted of accrued license fees of $27,500 and a loan to Joel Bellenson, a director and former shareholder of Upstream Canada, in the amount of $91,046. Upstream Canada had a working capital deficiency of $94,689 as of December 31, 2005.

Subsequent to our year ended rendered December 31, 2005, our company issued a 5% $1,000,000 convertible debenture on March 1, 2006, effective as of February 1, 2006 to Novar Capital Corp. The terms of the convertible debenture are set out in Item 1.01 herein and the convertible debenture is attached to this current report as exhibit 10.8.

There are no assurances that we will be able to obtain further funds required for our continued operations. We intend to pursue various financing alternatives to meet our immediate and long-term financial requirements. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to obtain additional financing on a timely basis, we will be unable to conduct our operations as planned, and we will not be able to meet our other obligations as they become due. In such event, we will be forced to scale down or perhaps even cease our operations.

Going Concern

Due to the uncertainty of our ability to meet our current operating and capital expenses, in their report on Upstream Canada's audited financial statements for the year ended December 31, 2005, our independent auditors included an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

Off-Balance Sheet Arrangements

Our company has no outstanding derivative financial instruments, off-balance sheet guarantees, interest rate swap transactions or foreign currency contracts. Neither our company nor our operating subsidiary engages in trading activities involving non-exchange traded contracts.

Capital Expenditures

We incurred a negligible amount of capital expenditures during the year ended December 31, 2005 and 2004. As of March 1, 2006, our company did not have any material commitments for capital expenditures and management does not anticipate that our company will spend additional material amounts on capital expenditures in the year ending December 31, 2006.

CRITICAL ACCOUNTING POLICIES

The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying disclosures of our company. Although these estimates are based on management's knowledge of current events and actions that our company may undertake in the future, actual results may differ from such estimates.

Deferred Income Tax

We use the liability method in accounting for income taxes. Under this method, our future tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and unutilized non-capital assets, and measured using the substantially enacted rates and laws that are in effect when the differences are expected to reverse. Future tax expense was based on the benefits of tax losses that was reported in different years in the financial statements and tax returns and measured at the tax rate in effect in the year the difference originated. The carrying in value of future income tax assets is limited to the amount that is more likely than not to be realized.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Stockholders

The following table sets forth, as of March 1, 2006, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock, as well as by each of our current directors and executive officers as a group. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Class(1)
Joel L. Bellenson	12,000,000 common shares	27.1%
Dexster L. Smith	12,000,000 common shares	27.1%
Steve Bajic	2,000,000 common shares	4.5%
Directors and Executive Officers as a Group (3 persons)	26,000,000 common shares	58.7%

(1)

Based on 44,300,000 shares of common stock issued and outstanding as of March 1, 2006. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person

MANAGEMENT

Directors and Executive Officers, Promoters and Control Persons

The following individuals serve as the directors and executive officers of our company and our operating subsidiary. All directors of our company and our subsidiary hold office until the next annual meeting of our shareholders or until their successors have been elected and qualified. The executive officers of our company and our operating subsidiary are appointed by our board of directors and hold office until their death, resignation or removal from office.

Name	Position Held with our Company	Age	Date First Elected or Appointed
Joel L. Bellenson	Chief Executive Officer and Director of Upstream Nevada and Upstream Canada	41	Upstream Nevada: March 1, 2006 Upstream Canada: September 2003
Dexster L. Smith	President and Director of Upstream Nevada and Upstream Canada	38	Upstream Nevada: March 1, 2006 Upstream Canada: August 2004
Steve Bajic	Director, Secretary and Treasurer of Upstream Nevada	34	Secretary: May 4, 2004 Director and Treasurer: May 26, 2006

BUSINESS EXPERIENCE

The following is a brief account of the education and business experience during at least the past five years of each director, executive officer and key employee of our company and the executive officers of our subsidiary, indicating the person's principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

Joel Lloyd Bellenson

Joel Bellenson was appointed as a director and the Chief Executive Officer of our company on March 1, 2006 and was appointed as a director and Chief Executive Officer of Upstream Canada in August, 2004. From 1998 to present, Mr. Bellenson has been a partner in Libra Digital, LLC, a consulting limited liability company that develops new technologies and provides marketing assistance in the fields of biotechnology and alternative energy. Mr. Bellenson was also a co-founder of DigiScents Inc. and its Chief Executive Officer from 1999 to 2001. DigiScents developed hardware and software multimedia platforms for adding scent to movies, interactive games, advertising and e-commerce. Mr. Bellenson was also a co-founder of DoubleTwist Inc., its Chief Executive Officer and Chief Strategist from 1991 to 1999 and a director from 1991 to 2001. DoubleTwist was a bioinformatics company that designed informatics systems in the fields of biology, chemistry and healthcare for customers in the life sciences industries. Mr. Bellenson obtained a Bachelor of Science (Biology) from Stanford University in 1988.

Dexster L. Smith

Dexster Smith was appointed as a director and the President of our company on March 1, 2006 and was appointed as a director and the President of Upstream Canada in August, 2004. From 1998 to present, Mr. Smith has been a partner in Libra Digital, LLC, a consulting limited liability company that develops new technologies and provides marketing assistance in the fields of biotechnology and alternative energy. Mr. Smith was also a co-founder of DigiScents Inc. and its President from 1999 to 2001. DigiScents developed hardware and software multimedia platforms for adding scent to movies, interactive games, advertising and e-commerce. Mr. Smith was also a co-founder of DoubleTwist Inc., its President from 1991 to 1999 and a director from 1991 to 2001. DoubleTwist was a bioinformatics company that designed informatics systems in the fields of biology, chemistry and healthcare for customers in the life sciences industries. Mr. Smith obtained a Bachelor of Science (Industrial Engineering) from Stanford University in 1989.

Steve Bajic

Steve Bajic has been the Secretary of our company since May 4, 2004 and a director and the Treasurer of our company since May 26, 2005. Since 1996, Mr. Bajic has been President of LF Ventures Inc., a private company which offers financial and business services to public and private companies. Mr. Bajic obtained a financial management diploma majoring in finance and securities from the British Columbia Institute of Technology. After spending a year as an investment broker with Georgia Pacific Securities Corp., he took a position as Vice-President of Corporation X Inc., a marketing and investor relations firm where he worked with numerous public and private companies in the areas of corporate finance, strategic planning and investor relations. From 1996 to 1998, he was Vice-President of corporate communications of Getchell Resources Inc., a resource exploration company based in Kamloops, British Columbia. Since October 1999, Mr. Bajic has been Vice-President of investor relations of Cassidy Gold Corp., a TSX Venture-listed resource exploration company. Additionally since 1999, Mr. Bajic was President, Chief Executive Officer and director of the following four venture capital pool companies that completed qualifying transactions: (1) Duke Capital Corp., which acquired CCC Internet Solutions Inc., now called Armada Data Corp.; (2) New Xavier Capital Corp. which acquired RET Internet Services Inc.; (3) Marquette Capital Corp. which acquired On-Track Learning Systems Ltd; and (4) Tulane Capital Corp. which acquired Fibre-Crown Manufacturing Inc. Mr. Bajic currently serves as a director of Fibre-Crown.

Committees of the Board

All proceedings of our board of directors were conducted by resolutions consented to in writing by all the directors and filed with the minutes of the proceedings of the directors. Such resolutions consented to in writing by the directors entitled to vote on that resolution at a meeting of the directors are, according to the corporate laws of the State of Nevada and the bylaws of our company, as valid and effective as if they had been passed at a meeting of the directors duly called and held.

Our company currently does not have nominating, compensation or audit committees or committees performing similar functions nor does our company have a written nominating, compensation or audit committee charter. Our board of directors does not believe that it is necessary to have such committees because it believes that the functions of such committees can be adequately performed by the board of directors.

Our company does not have any defined policy or procedure requirements for shareholders to submit recommendations or nominations for directors. The board of directors believes that, given the early stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our company does not currently have any specific or minimum criteria for the election of nominees to the board of directors and we do not have any specific process or procedure for evaluating such nominees. The board of directors assesses all candidates, whether submitted by management or shareholders, and makes recommendations for election or appointment.

A shareholder who wishes to communicate with our board of directors may do so by directing a written request addressed to the President, Dexster Smith, at the address appearing on the first page of this current report.

Audit Committee Financial Expert

Our board of directors has determined that we do not have a board member that qualifies as an "audit committee financial expert" as defined in Item 401(e) of Regulation S-B, nor do we have a board member that qualifies as "independent" as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(14) of the NASD Rules.

We believe that our board of directors is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The board of directors of our company does not believe that it is necessary to have an audit committee because our company believes that the functions of an audit committees can be adequately performed by our board of directors. In addition, we believe that retaining an independent director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development and the fact the we have not generated any revenues from operations to date.

Section 16(a) Beneficial Ownership Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of our common stock and other equity securities, on Forms 3, 4 and 5 respectively. Executive officers, directors and greater than 10% shareholders are required by the Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) reports they file. We are not aware of any director, executive officer or beneficial owner of more than 10% of the outstanding common stock who or which has not timely filed reports required by Section 16(a) of the Exchange Act during or in respect of the fiscal year of our successor company ended December 31, 2005.

Family Relationships

There are no family relationships between any of our directors or executive officers.

Involvement in Certain Legal Proceedings

None of our directors, executive officers, promoters or control persons have been involved in any of the following events during the past five years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);
3.

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.

being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

EXECUTIVE COMPENSATION

The particulars of compensation paid to the following persons: (i) our chief executive officer; (ii) each of our four most highly compensated executive officers who were serving as executive officers at the end of the most recently completed financial year ended December 31, 2005, and whose total salary and bonus exceeds $100,000 per year; and (iii) any additional individuals for whom disclosure would have been provided under (ii) but for the fact that the individual was not serving as our executive officer at the end of the most recently completed financial year who we will collectively refer to as the named executive officers, of our three most recently completed fiscal years ended December 31, 2005, are set out in the following summary compensation table.

		Annual Compensation			Long Term Compensation		Pay- outs
Name and Principal Position	Year	Salary	Bonus	Other Annual Compen- sation	Securities Under Options/ SAR's Granted	Restricted Shares or Restricted Share Units	LTIP Pay- outs
Steve Bajic(1) President, Secretary and Treasurer	2005 2004 2003	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil
Johnny Michel(2) President	2005 2004 2003	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil
(1)	Steve Bajic was appointed as our Secretary on May 4, 2004 and our President and Treasurer on May 26, 2005. Mr. Bajic resigned as President on March 1, 2006.
(2)	Johnny Michel was appointed as our President and Treasurer on March 20, 2002, and resigned from such positions on May 26, 2005.

No executive officer of our company received annual salary and bonus in excess of $100,000 for our company's prior fiscal year before the reverse acquisition of our company ended March 31, 2005, 2004 and 2003. During such time, we did not pay any salaries or bonuses to any of our executive officers.

As of the date of this current report, we have no compensatory plan or arrangement with respect to any officer that results or will result in the payment of compensation in any form from the resignation, retirement or any other termination of employment of such officer's employment with our company, from a change of control of our company or a change in such officer's responsibilities following a change of control.

There were no executive officers of Upstream Canada serving as of March 1, 2006, and no executive officer who served as such during the fiscal years of Upstream Canada ended December 31, 2005, 2004 or 2003, whose total salary and bonus exceeded $100,000 per year.

Employment Contracts and Termination of Employment Arrangements

As of March 1, 2006, our company entered into employment agreements with Joel Bellenson as Chief Executive Officer of our company and with Dexster Smith as President of our company. Pursuant to the terms of the employment agreements, our company agreed to pay Mr. Bellenson and Mr. Smith a base salary of $85,000. If our company files a provisional patent application on the application of our DNA biomarkers to enhance the accuracy of existing prostate cancer diagnostic tests, our company is required to increase the salaries of the respective individuals to $120,000. Our company is also required to increase the respective salaries to $150,000 if our company files provisional patent applications for DNA biomarkers for two additional diseases. Our company has also agreed to pay a bonus of $25,000 upon the filing of a provisional patent application on the same terms set out above and a further bonus of $25,000 upon the filing of provisional patent applications for DNA biomarkers for two additional diseases.

In addition to cash compensation, the employment agreements contemplate the issuance of up to 400,000 options, each of which entitles the holder to purchase an additional common share at an exercise price to be determined at the time of grant. The options vest as follows:

(1)	150,000 on February 28, 2007;
(2)	150,000 on February 28, 2008; and
(3)	100,000 on February 28, 2009.

If the employment agreements are terminated for any reason, our company is required to pay the officer a $150,000 retiring allowance within 30 days of receiving notification of the termination. If either Mr. Bellenson or Mr. Smith terminate the employment agreement for any reason with 14 days notice, our company is required to pay all accrued salary, bonuses and benefits to the respective employee. Our company may terminate either agreement for cause on receipt of written notice to the employee, and without cause on 90 days written notice to employee. Under such circumstances, our company is required to pay all accrued salary, bonuses and benefits to the terminated employee.

Mr. Bellenson's and Mr. Smith's employment agreements are attached to this current report as exhibits 10.13 and 10.14 respectively.

There are no employment agreements between Upstream Canada and its two executive officers, Joel Bellenson and Dexster Smith. In addition, there are no compensatory plans or arrangements with any executive officer of Upstream Canada for payments to be made to such officers following the retirement, resignation or termination of any executive officer's employment with Upstream Canada.

Stock Option Plan

Currently, our company does not have a stock option plan in favor of any director, officer, consultant or employee of our company.

Stock Options/SAR Grants

Our company did not grant any options or stock appreciation rights during our prior fiscal year before the reverse acquisition ended March 31, 2005.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Values

There were no options exercised during our prior fiscal year before the reverse acquisition ended March 31, 2005 by any officer or director of our company.

Directors Compensation

We reimburse our directors for expenses incurred in connection with attending board meetings but did not pay director's fees or other cash compensation for services rendered as a director during our prior fiscal year before the reverse acquisition ended March 31, 2005.

We have no present formal plan for compensating our directors for their service in their capacity as directors. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. The board of directors may award special remuneration to any director undertaking any special services on behalf of our company other than services ordinarily required of a director. Members of special or standing committees may be allowed like reimbursement and compensation for attending committee meetings.

Certain Relationships and Related Transactions

Other than set out below, and since inception to the date of this current report, we have not been a party to any transaction, proposed transaction, or series of transactions in which the amount involved exceeded $60,000, and in which, to our knowledge, any of the following persons had, or is to have, a direct or indirect material interest: a director or executive officer of our company; a nominee for election as a director of our company; a beneficial owner of more than five percent of the outstanding shares of our common stock; or any member of the immediate family of any such person.

Our company had an outstanding loan due to Steve Bajic, a shareholder, director and officer of our company. The oral and payable on demand loan totaled $38,752 at December 31, 2005.

Prior to the closing of the acquisition of Upstream Canada, Upstream Canada accrued $80,000 of wages to Joel Bellenson, a director, officer and former shareholder of Upstream Canada as at December 31, 2005. The amount totaled $10,000 as at December 31, 2004.

Indebtedness of Directors, Senior Officers, Executive Officers and Other Management

None of the directors or executive officers of our company or any associate or affiliate of our company during the last two fiscal years, is or has been indebted to our company by way of guarantee, support agreement, letter of credit or other similar agreement or understanding currently outstanding.

Dividends

We have not paid dividends on our common stock in the past and do not anticipate paying dividends in the near future. We intend to retain earnings, if any, for use in our business and do not anticipate paying any cash dividends. Our directors will determine if and when dividends should be declared and paid in the future based on our financial position at the relevant time. All of our shares of common stock are entitled to an equal share in any dividends declared and paid.

DESCRIPTION OF SECURITIES

We are authorized to issue 750,000,000 common shares with a par value of $0.001 per share. As at March 1, 2006 we had 44,300,000 common shares issued and outstanding. Upon liquidation, dissolution or winding up of the corporation, the holders of common stock are entitled to share ratably in all net assets available for distribution to stockholders after payment to creditors. The common stock is not convertible or redeemable and has no preemptive, subscription or conversion rights. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. There are no cumulative voting rights.

The holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available therefore at such times and in such amounts as our board of directors may from time to time determine. Holders of common stock will share equally on a per share basis in any dividend declared by our board of directors. We have not paid any dividends on our common stock and do not anticipate paying any cash dividends on such stock in the foreseeable future.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

The closing price of our common stock, as reported by the NASD OTC Bulletin Board on March 1, 2006, was $1.85.

Our common shares are quoted for trading on the OTC Bulletin Board under the symbol "UPBS". The following quotations obtained from stockwatch.com reflect the highs and low bids for our common stock based on inter-dealer prices, without retail mark-up, mark-down or commission an may not represent actual transactions. The high and low bid prices of our common stock for the periods indicated below are as follows:

National Association of Securities Dealers OTC Bulletin Board(1)
Quarter Ended	High	Low
December 31, 2005	No Trades	No Trades
September 30, 2005	No Trades	No Trades
June 30, 2005	No Trades	No Trades
March 31, 2005	No Trades	No Trades
(1)	Over-the-counter market quotations reflect inter-dealer prices without retail mark-up, mark-down or commission, and may not represent actual transactions.

Our common shares are issued in registered form. The transfer agent and registrar for our common stock is Nevada Agency and Trust, Suite 880 – 50 West Liberty, Reno, Nevada 89501 (Telephone: (775) 322-0626; Facsimile: (775) 322-5623. On March 1, 2006, the shareholders' list of our common shares showed 22 registered shareholders and 44,300,000 common shares issued and outstanding.

Securities Authorized for Issuance Under Equity Compensation Plans

We do not have any equity compensation plans in place.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

Please refer to the description under Item 1.01 "Entry into a Material Definitive Agreement" for disclosure relating to the issuance by our company of a convertible debenture dated February 1, 2006. The convertible debenture is attached to this current report as exhibit 10.8.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

In connection with the closing of the amended share exchange agreement on March 1, 2006, our company issued 24,000,000 shares of our common stock to the two former shareholders of Upstream Canada. We issued the common shares in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933 to non-U.S. Persons (as that term is defined in Regulation S under the Securities Act of 1933).

Our company is obligated to issue 500,000 shares of common stock and 400,000 options to purchase additional shares of common stock to TCF Ventures Corp. pursuant to a consultant engagement agreement dated February 7, 2006, as amended on March 1, 2006. The issuance of the common shares, the options, and the common shares that are exercisable under the options, will be issued in reliance upon an exemption from registration in an offering of securities in an offshore transaction to a non-U.S. Person (as that term is defined in Regulation S of the Securities Act of 1993), relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

Additionally, in connection with the closing of the amended and restated share exchange agreement, our company entered into a 5% $1,000,000 convertible debenture with Novar Capital Corp., a Turks and Caicos Islands company. The principal advanced under the convertible debenture is convertible by our company into common shares at a price of $1.00 per share. Pursuant to the terms of the convertible debenture, our company also issued Novar Capital 400,000 warrants, each warrant of which entitles the holder to purchase an additional common share of our common stock at an exercise price of $1.25 per share. The warrants may be exercised until the earlier of: (a) December 31, 2006; or (b) the date which is 30 days after the first milestone and the second milestone are completed by our company. The first milestone is defined in the convertible debenture as the filing, by our company, of a provisional patent application at the United States patent office which expands the scope of our current provisional patent application regarding the diagnosis of prostate cancer. The second milestone is defined in the convertible debenture as of the filing, by our company, of two additional patent applications in the United States patent office which claim novel applications of our technology to assist in the diagnosis of two diseases other than prostate cancer. In the event that our company achieves the first and second milestones by December 1, 2006, and if Novar Capital does not exercise all of the warrants by the expiration date of the warrants, Novar Capital has agreed to forgive $200,000 of the principal owing under the convertible debenture and the convertible debenture will not be collectable or accrue interest effective January 1, 2007. The issuance of the convertible debenture and the warrants were, and the common shares that are convertible and exercisable, respectively, will be issued in reliance upon an exemption from registration in an offering of securities in an offshore transaction to a non-U.S. Person (as that term is defined in Regulation S of the Securities Act of 1933), relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

ITEM 5.01 CHANGES IN CONTROL OF THE REGISTRANT

Upon the closing of the amended share exchange agreement on March 1, 2006, we issued an aggregate of 24,000,000 shares of common stock to the shareholders of Upstream Canada in consideration for the acquisition of all 6,000,000 issued and outstanding common shares of Upstream Canada, on the basis of four common shares of our company's for every one common share of Upstream Canada. The issuance was a result of the closing of the amended share exchange agreement which occurred on March 1, 2006 among our company, Upstream Canada, Steve Bajic and the shareholders of Upstream Canada. As a result of the share exchange, the former shareholders of Upstream Canada own 24,000,000 shares of our company's common stock, representing approximately 54.2% of the 44,300,000 issued and outstanding shares of our company. The issuance of the 24,000,000 shares our company resulted in a change of control of our company. The closing of the amended share exchange agreement was conditional upon our company having no more than 44,300,000 common shares issued and outstanding at the closing date. As a result, Steve Bajic tendered 31,150,000 common shares for cancellation without consideration and Johnny Michel, a former principal shareholder of our company, tendered 37,500,000 common shares for cancellation without consideration.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Joel Bellenson and Dexster Smith were appointed as directors of our company as of March 1, 2006. A description of Mr. Bellenson's and Mr. Smith's business experience over the past five years can be found in Item 2.01 of this current report. Mr. Bellenson, who was also appointed Chief Executive Officer of our company as of March 1, 2006, has executed an employment agreement with our company whereby he is paid an annual base salary of $85,000. Mr. Smith, who was appointed as President of our company as of March 1, 2006, has executed an employment agreement with our company whereby he is also paid an annual base salary of $85,000. The employment agreements are attached to this current report as exhibits 10.13 and 10.14 respectively.

There are no definitive arrangements that have been made regarding committees of our company to which Joel Bellenson and Dexster Smith are expected to be named. The appointment of Joel Bellenson and Dexster Smith to our board of directors was prearranged in accordance with the provisions of the amended share exchange agreement dated February 24, 2006 and in compliance with section 14(f) of the Securities Act of 1934, as amended, and Rule 14(f)-1 thereunder. The appointment of Mr. Bellenson and Mr. Smith to our board of directors was a condition precedent to the closing of the amended share exchange agreement. Mr. Bellenson and Mr. Smith were selected for appointment based on their familiarity and experience with Upstream Canada and the new business of our company as of the closing date.

Apart from the amended share exchange agreement, and the transactions contemplated therein, Mr. Bellenson and Mr. Smith have not had a direct or indirect material interest in any transaction of our company during the last two years, or proposed transaction, to which our company was or is to be a party.

Steve Bajic resigned as President of our company prior to Dexster Smith's appointment as President. The resignation was a condition of closing of the amended share exchange agreement. Mr. Bajic remains as a director, the Secretary and the Treasurer of our company.

ITEM 5.06 CHANGE IN SHELL COMPANY STATUS

Management has determined that, as of the closing of the amended share exchange agreement, our company has ceased to a shell company as defined in Rule 12b-2 of the United States Securities Exchange Act of 1934, as amended. Please refer to Item 2.01 of this current report for a detailed description of the amended share exchange agreement and the business of our company following the closing date.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Upstream Canada's financial statements are stated in United States dollars and are prepared in accordance with United States generally accepted accounting principles. It is the opinion of management that the audited financial statements for the year ended December 31, 2005 include all adjustments necessary in order to ensure that the financial statements are not misleading.

The following financial statements are included in this current report:

1.	Audited financial statements of Upstream Canada for the years ended December 31, 2005 and 2004.
2.

Unaudited pro forma consolidated information as at December 31, 2005 has not been provided in this current report as such information would not provide meaningful disclosure of our company as a result of the accounting effect of the acquisition of Upstream Canada. The share exchange is deemed to be a reverse acquisition for accounting purposes. Upstream Canada, the acquired entity, is regarded as the predecessor entity as of March 1, 2006. Starting with the periodic report for the quarter in which the acquisition was consummated, our company will file annual and quarterly reports based on the December 31 fiscal year end of Upstream Canada. Such financial statements will depict the operating results of Upstream Canada, including the acquisition of our company from March 1, 2006. As our company has abandoned our prior marketing and branding services business and had negligible assets and liabilities as at December 31, 2005, pro forma financial information, which would depict our company and Upstream Canada on a combined basis as at December 31, 2005, would not provide meaningful disclosure of our company.

UPSTREAM BIOSCIENCES INC.

Burnaby, BC

FINANCIAL STATEMENTS

For the Year Ended December 31, 2005 and 2004

UPSTREAM BIOSCIENCES INC.

INDEX TO FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm

Balance Sheet	Exhibit "A"

Statement of Loss and Deficit	Exhibit "B"

Statement of Cash Flows	Exhibit "C"

Notes to Financial Statements	Exhibit "D"

______________________________

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the board of directors and stockholders of Upstream Biosciences Inc.:

We have audited the balance sheet of Upstream Biosciences Inc. as at December 31, 2005 and 2004 and the statements of operations, stockholders' equity and cash flows for the years then ended. The financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board in the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion the financial statements present fairly, in all material respects, the financial position of the company as at December 31, 2005 and 2004 and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2005 in conformity with generally accepted accounting principles in the United States of America.

These financial statements have been prepared assuming the company will continue as a going concern. As discussed in Note 2 to the financial statements, the company has incurred net losses and a net capital deficiency. These factors raise substantial doubt about the company's ability to continue as a going concern. Management's plans to rectify the capital deficiency and losses are outlined in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

"Cinnamon Jang Willougby"

Chartered Accountants

Burnaby, Canada

February 14, 2006

Exhibit "A"

UPSTREAM BIOSCIENCES INC.

Balance Sheet

December 31, 2005

Assets	2005	2004

Current:
Cash	$24,864	$8,425
Accounts receivable	350	18,980
GST receivable	1,143	-
Prepaid expenses	6,875	-

	$33,232	$27,405

Liabilities

Current:
Accounts payable and accrued liabilities	$9,384	$15,798
Accrued license fees	27,500	-
Due to Shareholders (Note 5)	91,046	10,710

	127,930	26,508
Shareholders' Deficiency

Share capital (Note 6)	400	400
Retained Earnings (Deficit), per Exhibit "B"	(95,098)	497

	(94,698)	897

Going Concern (Note 2) Commitments and Contingencies (Note 11)
	$33,232	$27,405

- See accompanying notes -

Exhibit "B"

UPSTREAM BIOSCIENCES INC.

Statement of Loss and Deficit

For the Years Ended December 31, 2005 and 2004

	2005	2004

Revenue:
Consulting Revenue	$47,000	$37,500

	47,000	37,500

Expenses:
Bank charges and interest	281	-
General and administrative expenses	390	417
License fees	20,625	-
Office and miscellaneous	380	718
Professional fees	19,618	-
Rent	11,552	3,210
Subcontractor labour	-	7,890
Wages and employee benefits	89,749	24,768

	142,595	37,003

Net Income (Loss)	(95,595)	497
Retained Earnings - beginning of year	497	-

Retained Earnings (Deficit), ending, to Exhibit "A"	$(95,098)	$497

- See accompanying notes -

Exhibit "C"

UPSTREAM BIOSCIENCES INC.

Statement of Cash Flows

For the Years Ended December 31, 2005 and 2004

	2005	2004

Operating Activities:
Net Income (Loss), per Exhibit "B"	$(95,595)	$497
Adjustments for -
Accrued salary	80,000	10,000
Accrued license payable	27,500	-

	11,905	10,497
Changes in non-cash working capital -
(Increase) Decrease in Accounts receivable	18,630	(18,980)
(Increase) Decrease in GST receivable	(1,143)	-
(Increase) Decrease in Prepaid expenses	(6,875)	-
Increase (Decrease) in Accounts payable and accrued liabilities	(6,414)	15,798

Cash flows from operating activities	16,103	7,315

Financing Activities:
Issuance of share capital	-	400
Increase (Decrease) in Due to Shareholders	336	710

Cash flows from financing activities	336	1,110

Net Increase in Cash	16,439	8,425
Cash, beginning	8,425	-

Cash, ending	$24,864	$8,425

Supplemental Disclosure of Cash Flow Information (Note 7)

- See accompanying notes -

UPSTREAM BIOSCIENCES INC.	Exhibit "D"

Notes to Financial Statements

December 31, 2005 and 2004

1)	Nature of Operations:

Upstream Biosciences Inc. (the "Company") was incorporated under the laws of Canada on June 14, 2004. The Company is in the process of researching DNA diagnostic markers for predisposition to disease and responses to medications.

2)	Going Concern:

These consolidated financial statements have been prepared on a going concern basis. As at December 31, 2005 the Company had not yet attained profitable operations and has accumulated a deficit of $95,098 since inception. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and / or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations as they come due. The outcome of these matters cannot be predicted with any certainty as a going concern. These financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern. The Company is in the process of filing registration and other public offering documents to raise equity financing to fund its ongoing operations.

3)	Significant Accounting Policies:

a)	Cash -

Cash consists of cash and bank accounts which are integral to the Company's cash management.

b)	Product Development Costs -

Product development costs are expensed as incurred.

c)	Deferred Income Taxes -

The liability method is used in accounting for income taxes. Under this method, future tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and unutilized non-capital assets, and measured using the substantially enacted rates and laws that will be in effect when the differences are expected to reverse. Future tax expense was based on the benefits of tax losses that was reported in different years in the financial statements and tax returns and measured at the tax rate in effect in the year the difference originated. The carrying value of future tax income tax assets is limited to the amount that is more likely than not to be realized.

d)	Revenue Recognition -

The Company records its revenue from general contracting on the percentage of completion basis. Under this method, contract revenue for the year includes only that portion of the contract price applicable to the work performed.

e)	Government Assistance -

The Company receives government assistance in respect to an employee of the Company. The amount of the assistance is credited to wage expense and is recognized as a receivable when the related wage expense is incurred.

UPSTREAM BIOSCIENCES INC.	Exhibit "D"

Notes to Financial Statements

December 31, 2005 and 2004

3) Significant Accounting Policies: (Continued)

f)	Use of Estimates -

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying disclosures. Although these estimates are based on management's knowledge of current events and actions the Company may undertake in the future, actual results may differ from the estimates.

4)	Financial Instruments:

a)	Fair Values -

Unless otherwise noted, cash, accounts receivable, accounts payable, and amounts due to shareholders are stated at amounts that approximate their book value.

5)	Due to Shareholders:

The advances from shareholders are due on demand, non-interest bearing and have no fixed terms of repayment.

6)	Share Capital:

a)	Authorized -
Unlimited number of Common Shares

b)	Issued and Fully Paid -
		2005	2004

	6,000,000 Common shares	$400	$400

7)	Supplemental Disclosure of Cash Flow Information:

The Company entered into a License Agreement with the University of British Columbia on March 23, 2005. Under the terms of the agreement the Company agreed to pay the University of British Columbia $7,500 within 12 months of executing the contract. This amount has been included in accrued license fees (See Note 8).

The Company entered into a License Agreement with the British Columbia Cancer Agency Branch on March 10, 2005. Under the terms of the agreement the Company agreed to pay the British Columbia Cancer Agency Branch $20,000 in equity of the Company. This amount has been included in accrued license fees (See Note 8).

The Company has accrued $80,000 for salary due to a officer of the Company. This amount has been included in due to shareholders (2004 - $10,000).

UPSTREAM BIOSCIENCES INC.	Exhibit "D"

Notes to Financial Statements

December 31, 2005 and 2004

8)	Related Party Transactions:

During the year, the Company accrued $80,000 of wages to an officer of the company. This amount has been included in due to shareholders (2004 - $10,000).

These transactions are in the normal course of operations and are measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties.

9)	Income Taxes:

The Company has non-capital losses for income tax purposes of approximately $123,473 which may be available to reduce future years' taxable income. The future benefit of these loss carryforwards has been offset with a full valuation allowance. These losses will expire in 2015.

10)	Economic Dependency:

In 2005, one customer (2004 – one customer) accounted for 100% of revenue. The loss of this customer would have a material adverse affect on the Company's results of operations and financial condition.

11)	Commitments and Contingencies:
a)	Offer to Finance Upstream Biosciences Inc. -

Pursuant to an Offer to Finance Upstream Biosciences Inc. ("the Offer") dated December 10, 2005, Integrated Brand Solutions Inc. ("Integrated") will issue 18,000,000 shares to acquire all of the issued and outstanding shares of the Company. In accordance with the Offer Integrated is expected to raise up to US $2,000,000 in equity financing, subject to the Company achieving certain contract milestones.

b)	University of British Columbia License Agreement -

The Company entered into a License Agreement with the University of British Columbia on March 23, 2005 for a term of 10 years. Under the terms of the agreement the Company agreed to pay a license fee consisting of 0.5% of the Company's equity, with a non-dilution position up to a value of $2,000,000 in cash financing to the Company, and $7,500 which may be deferred for a period of 12 months. The Company is committed to issue the equity portion of the license fee subsequent to the acquisition of the Company by Integrated. In addition to the license fee, the Company agreed to pay a minimum annual royalty as follows:

Years 1 and 2	$7,500
Years 3 through 7	15,000
Year 8	20,000
Thereafter	20,000

As the value of 0.5% of the Company's equity cannot be determined at this time, no accrual for this portion of the license fee has been reflected in these financial statements.

c)	British Columbia Cancer Agency Branch License Agreement -

The Company entered into a License Agreement with the British Columbia Cancer Agency Branch ("the Agency") on March 10th, 2005 for a term of 7 years. Under the terms of the agreement the Company agreed to pay a license fee of $20,000, payable by the issuance of the Company of equity of an amount and kind equal, in the opinion of the Agency, to $20,000. The Company is committed to issue the equity portion of the license fee subsequent to the acquisition of the Company by Integrated. In addition to the license fee, the Company agreed to pay annual license fees equal to the greater of:

i) 10% of Gross Revenue of licensed product sold; and
ii) $10,000

                                                                             UPSTREAM BIOSCIENCES INC.Exhibit "D"

Notes to Financial Statements

December 31, 2005 and 2004

11)	Commitments and Contingencies: (Continued)
d)	Advisory Services Contracts -

Pursuant to a contract dated August 29, 2005, the Company agreed to pay an aggregate of 120,000 common shares to consultants of the Company. Subsequent to December 31, 2005 the consultants agreed to cancellation of the advisory services contracts and rights to the shares. The consultants will be granted shares of the Company subsequent to acquisition by Integrated (Note 11a).

12)	Subsequent Events:

Subsequent to December 31, 2005 the Company:

i)

Issued a 5 year, $1,000,000 convertible debenture bearing interest at 5% to Novar Capital Corp. The principal of the debenture is convertible by the Company into common shares at a conversion price of $1.00 per share. Together with the issuance of the debenture, the Company issued 400,000 warrants to Novar Capital Corp., which entitle the holder to purchase an additional common share of the Company for an exercise price of $1.25 per share.

ii)

Amended the Offer to Finance Upstream Biosciences Inc. Pursuant to the amended share exchange agreement Integrated issued 24,000,000 common shares to acquire all of the issued and outstanding shares of the Company (Note 11a).

Exhibits

Copies of the following documents are included as exhibits to this current report pursuant to Item 601 of Regulation S-B:

Exhibit Number	Description
(2)	Plan of Purchase, Sale, Reorganization, Arrangement, Liquidation or Succession
2.1

Share Exchange Agreement dated February 3, 2006, among our company, Upstream Canada, the shareholders of Upstream Canada and Steve Bajic (incorporated by reference from our Current Report on Form 8-K filed on February 6, 2006).

2.2

Amended and Restated Share Exchange Agreement dated February 24, 2006, among our company, Upstream Canada, the shareholders of Upstream Canada and Steve Bajic (incorporated by reference from our Current Report on Form 8-K filed on February 27, 2006).

(3)	Articles of Incorporation and By-laws
3.1	Articles of Incorporation (incorporated by reference from our Registration Statement on Form SB-2 filed on July 5, 2002).
3.2	Bylaws (incorporated by reference from our Registration Statement on Form SB-2 Filed on July 5, 2002).
3.3	Certificate of Amendment filed with the Nevada Secretary of State on March 8, 2005 (incorporated by reference from our Current Report on Form 8-K filed on March 10, 2005).
3.4	Certificate of Change filed with the Nevada Secretary of State on December 20, 2005 (incorporated by reference from our Current Report on Form 8-K filed on December 29, 2005).
3.5	Certificate of Change filed with the Nevada Secretary of State on February 6, 2006 (incorporated by reference from our Current Report on Form 8-K filed on February 9, 2006).
(10)	Material Contracts
10.1*	Master Consulting Services Agreements dated August 6, 2004, between Upstream Canada and Kinexus Bioinformatics Corporation.
10.2*	Collaborative Research Agreement dated August 11, 2004, among Upstream Canada, the University of British Columbia and Vancouver Coastal Health Authority.
10.3*	Contract Service Agreement dated December 20, 2004, between Inimex Pharmaceuticals Inc. and Upstream Canada.
10.4*	License Agreement dated March 10, 2005, between British Columbia Cancer Agency Branch and Upstream Canada.
10.5*	License Agreement dated March 23, 2005, between The University of British Columbia and Upstream Canada.
10.6	Letter Agreement dated July 17, 2005 between Integrated Brand Solutions Inc. and ABS Capital Finance (incorporated by reference from our Current Report on Form 8-K filed on July 21, 2005).
10.7

Termination Agreement dated September 19, 2005 between Integrated Brand Solutions Inc. and ABS Capital Finance Inc. (incorporated by reference from our Current Report on Form 8-K filed on September 27, 2005).

10.8*	5% $1,000,000 Convertible Debenture dated February 1, 2006 issued to Novar Capital Corp. by our company.

10.9*	Consultant Engagement Agreement dated February 7, 2006 among TCF Ventures Corp., our company and Upstream Canada.
10.10*	Stock Option and Subscription Agreement dated February 13, 2006, between our company and TCF Ventures Corp.
10.11*	Amendment Agreement dated February 13, 2006, among TCF Ventures Corp., our company and Upstream Canada.
10.12*	Assignment of Invention Agreement dated February 27, 2006 among Joel Bellenson, Dexster Smith and our company.
10.13*	Assignment of Invention Agreement dated February 27, 2006 among Joel Bellenson, Dexster Smith and our company.
10.14*	Employment Agreement dated March 1, 2006, between our company and Joel Bellenson.
10.15*	Employment Agreement dated March 1, 2006 between our company and Dexster Smith.
(14)	Code of Ethics
14.1	Code of Ethics (incorporated by reference from our Annual Report on Form 10-KSB filed on July 2, 2004, as amended on July 6, 2004).
(21)	Subsidiaries of the Small Business Issuer
Upstream Biosciences Inc., a private Canadian corporation.
*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UPSTREAM BIOSCIENCES INC.

/s/ Joel Bellenson

Joel Bellenson

Chief Executive Officer

Date: March 7, 2006